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                                                                    Exhibit 5.01

                       [Letterhead of Fenwick & West LLP]

                               September 30, 1999

Silicon Image, Inc.
10131 Bubb Road
Cupertino, California 95014

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-1 (File Number 333-83665) (the "REGISTRATION STATEMENT") filed by you (the "COMPANY") with the Securities and Exchange Commission (the "COMMISSION") on July 23, 1999, as subsequently amended, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 4,485,000 shares of your Common Stock (the "STOCK").

         In rendering this opinion, we have examined the following:

         (1) your Registration Statement on Form 8-A (File Number 000-26887) filed with the Commission on July 30, 1999;

         (2) the Registration Statement, together with the Exhibits filed as a part thereof;

         (3) the Prospectus prepared in connection with the Registration Statement;

         (4) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of your predecessor, Silicon Image, Inc., a California corporation ("SILICON IMAGE CALIFORNIA"), that are in our possession;

         (5) the stock records for both you and Silicon Image California that you have provided to us (consisting of a list of stockholders and a list of option and warrant holders and of holders of any other rights to purchase capital stock that you have verified in connection with the preparation of your Management Certificate described following); and

         (6) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations.

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September 30, 1999
Page 2



         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same and the lack of any undisclosed termination, modification, waiver or amendment to any documents reviewed by us.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; HOWEVER, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

         We express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America, the State of California and the State of Delaware.

         Based upon the foregoing, it is our opinion that the up to 4,485,000 shares of Stock to be issued and sold by you, when issued, sold and delivered in the manner and for the consideration stated in the Prospectus, will be legally issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof, and any amendments thereto.

         This opinion speaks only as of its date and the effective date of the Registration Statement and we assume no obligation to update this opinion should circumstances change thereafter.

                                          Very truly yours,

                                          /s/ Fenwick & West LLP

                                          Fenwick & West LLP